                                                                   Exhibit 10.31


                               RESEARCH AGREEMENT

         This Agreement is made as of the January 1, 2002 ("Effective Date"), between ViaCell, Inc., a Delaware corporation having an address at One Innovation Drive, Worcester MA 01605 ("VIACELL"), and The General Hospital Corporation, a not-for-profit Massachusetts corporation doing business as Massachusetts General Hospital, Fruit Street, Boston, Massachusetts 02114 ("GENERAL").

         VIACELL desires GENERAL to perform research and evaluation herein described upon the terms provided.

         NOW THEREFORE, the parties hereto agree as follows:

         1. The research project directed at ADMINISTRATION OF HUMAN UMBILICAL CORD BLOOD CELLS IN AMYOTROPHIC LATERAL SCLEROSIS described in Appendix A and funded by VIACELL ("Project") shall be performed by Dr. Robert Brown ("Principal Investigator") and other GENERAL personnel working under the direction of Principal Investigator (collectively with Principal Investigator, "Investigators"). At the conclusion of the Project, a report disclosing the results of the research shall be provided to VIACELL, which shall have the right to use such results to the extent such use does not infringe any GENERAL patent not expressly licensed to VIACELL herein.

         2. This Agreement shall remain in effect for a term of one (1) year from the Effective Date.

         3. VIACELL agrees to provide GENERAL with a grant of [*] which includes the full direct costs of the Project and the full indirect costs attendant thereto, as shown in the Budget attached hereto as Appendix B. The foregoing grant shall be paid on the following schedule:

                  [*]

Payment shall be made to "The General Hospital Corporation" and shall be sent to:

         Financial Director, Grants and Contracts
         Research Finance
         Massachusetts General Hospital
         Fifty Staniford Street, 10th floor
         Boston, MA  02114

         4. In the event that either party discloses to the other party information that relates to the Project which the disclosing party considers confidential, the rights and obligations of the


                                       1
* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

parties with respect to such information shall be governed by the terms and conditions set forth in Appendix C.

         5.  ViaCell Proprietary Materials; Disclaimers.

Supply of ViaCell Proprietary Materials. For the purposes of this Agreement, the term "ViaCell Proprietary Materials" shall mean any and all (i) materials provided by VIACELL to GENERAL and Investigator hereunder, and (ii) materials that incorporate or are combined with any materials provided by VIACELL to GENERAL and Investigator hereunder. Promptly after the Effective Date, VIACELL will provide to Investigator a reasonable quantity of the ViaCell Proprietary Materials.

Ownership. VIACELL has developed the ViaCell Proprietary Materials over a substantial period of time at substantial expense, and the ViaCell Proprietary Materials are of great importance to VIACELL's business. Institution and Investigator acknowledge that VIACELL is and will at all times remain the owner of the ViaCell Proprietary Materials.

Limitations on Use and Transfer. Unless VIACELL has given prior written consent, which shall not be unreasonably withheld, Institution and Investigator shall not
(a) use any ViaCell Proprietary Materials for any purposes other than performing the Evaluation Plan during the Term, (b) use any ViaCell Proprietary Materials in commercial research, which shall include but not be limited to research sponsored by a third party commercial entity, (c) transfer or provide access to the ViaCell Proprietary Materials to any third party, and/or (d) copy, reverse engineer or attempt to derive the sequence or composition or underlying information, structure or ideas of the ViaCell Proprietary Materials.

No Representations or Warranties: Compliance With Laws. Any ViaCell Proprietary Materials delivered pursuant to this Agreement are understood to be experimental in nature and may have hazardous properties. VIACELL MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE VIACELL PROPRIETARY MATERIALS OR INFORMATION SUPPLIED BY IT TO INSTITUTION AND INVESTIGATOR HEREUNDER, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY PATENTS, WITH RESPECT TO THE FOREGOING. Institution will be solely responsible and liable, and shall indemnify and hold harmless VIACELL, its directors, officers and employees, for any and all costs, expenses (including attorneys' fees), damages and other liabilities arising from activities undertaken by Institution and Investigator under this Agreement, except to the extent (if any) resulting from the gross negligence or willful misconduct of VIACELL. VIACELL will be solely responsible and liable, and shall indemnify and hold harmless Institution, its directors, officers and employees, for any and all costs, expenses (including attorneys' fees), damages and other liabilities arising out of


                                       2
* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

VIACELL's use of any Data generated under this Agreement, except to the extent (if any) resulting from the gross negligence or willful misconduct of Institution. Institution and Investigator will use all ViaCell Proprietary Materials provided to it by VIACELL hereunder in compliance with all applicable laws and regulations, including but not limited to those relating to animal testing, biotechnological research or the handling and containment of biohazardous materials. Institution and Investigator shall not use the ViaCell Proprietary Materials in any in vivo experiments on human subjects.

No Implied License. Except for the right to use the ViaCell Proprietary Materials to perform the Evaluation Plan, no license, express or implied, is granted by VIACELL under any intellectual property rights owned or controlled or developed hereunder by VIACELL.

         6. Investigators shall have the right to present or publish the results of the Project and Principal Investigator shall provide an early draft of any presentation or manuscript or abstract disclosing such results for review by VIACELL prior to first public presentation or submission for publication, at least thirty (30) days in advance in the case of a presentation or manuscript, and at least seven (7) days in advance in the case of an abstract. At the request of VIACELL, Investigators shall delete any of VIACELL's Confidential Information provided under Appendix C from such presentation, manuscript or abstract. If, during its review period, VIACELL notifies GENERAL and Investigators that the proposed disclosure reveals a potentially patentable invention, Investigators agree to defer submission for publication, or, if practicable, presentation, for up to thirty (30) additional days, or until a patent application is filed, whichever occurs first. At the end of such seven, thirty or maximum sixty day period, as the case may be, Investigators shall be free to make such presentation or to submit such manuscript or abstract for publication at their discretion.

         7. Principal Investigator and any other Investigator who shall conceive and reduce to practice an invention, solely or jointly, in the performance of the Project (hereinafter referred to as "Invention") shall promptly report such Invention to GENERAL and shall assign all of his or her rights, title and interest in the Invention to GENERAL. GENERAL shall promptly advise VIACELL in writing of each Invention disclosed to GENERAL and shall discuss with VIACELL whether a patent application or applications (together with any patents issued thereon, "Patent Rights") pertaining to such Invention should be filed and in which countries. In the event of joint inventorship between VIACELL personnel and GENERAL Investigators, VIACELL personnel shall assign all of their rights, title and interest in the Invention ("Joint Invention") to VIACELL, and GENERAL Investigators shall assign all of their rights, title and interest in the Joint Invention to GENERAL, and the Joint Invention will be deemed to be jointly owned. If both parties mutually agree that Patent Rights should be filed, applications assigned solely to GENERAL shall be filed by GENERAL, and applications owned jointly by GENERAL and VIACELL shall be filed as mutually agreed upon by the parties. In the event VIACELL is not interested in having Patent Rights filed with respect to a particular Invention, VIACELL shall advise GENERAL of such fact within ninety (90) days from the date on which the


                                       3
* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Invention was disclosed to VIACELL by GENERAL and GENERAL shall be free to file and prosecute Patent Rights on such Invention (including GENERAL's rights in any Joint Invention) at its own expense and to license such Patent Rights to any other party.

         All information given to VIACELL by GENERAL in accordance with this Paragraph 7 will be held in confidence by VIACELL so long as such information remains unpublished or publicly undisclosed by GENERAL.

         All patent costs pertaining to any Patent Rights filed by mutual agreement of VIACELL and GENERAL, including preparation, filing, prosecution, issuance and maintenance costs, shall be borne by VIACELL.

         As to any Patent Rights assigned in whole or in part to GENERAL and filed by mutual agreement of the parties, VIACELL shall have (i) a royalty-free, fully paid-up, non-exclusive, worldwide license under any intellectual property rights for VIACELL's internal research use, and (ii) for the for the twelve (12) months next following the filing of such Patent Rights in the United States Patent and Trademark Office the option to obtain a world-wide, royalty bearing, exclusive license under the rights assigned by Investigators to GENERAL therein with the right to sublicense. It is understood that GENERAL will reserve the right to use any Invention for research, clinical and educational purposes, and that if federal funding supports the Invention, VIACELL's license will be subject to the rights, conditions and limitations imposed by U.S. law including without limitation the royalty-free non-exclusive license granted to the U.S. government (see 35 USC sec. 202 et seq. and regulations pertaining thereto).

         This option is to be exercised by written notice to GENERAL during said twelve month period and the negotiation, during the six (6) months next following such notice, of a license agreement containing license terms standard for agreements between universities and industry including without limitation clauses providing for payment of reasonable royalties and other compensation to GENERAL, objective, time-limited due diligence provisions for the development, commercialization and marketing of a product embodying the Invention and product liability indemnification and insurance requirements which are acceptable to GENERAL's liability insurance carrier. In the absence of such notice by VIACELL and agreement on license terms, GENERAL may grant a license to such Patent Rights to any other party.

         8. GENERAL and VIACELL shall each be responsible and shall hold the other and its directors, trustees, employees, and staff harmless for any injury to persons or damage to property, to the extent that such injury or damage is caused by the negligence or the reckless or intentional misconduct of their directors, trustees, employees or staff in carrying out the Project; provided, however, that VIACELL will hold harmless GENERAL and its directors, trustees, employees, and staff against any and all actions, suits, claims, demands or prosecutions that may be brought or instituted against GENERAL and/or its directors, trustees, employees and staff




                                       4
* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

based on or arising out of the manufacture, use, sale or other distribution of any product by VIACELL, its affiliates or licensees, or the use of the results of the research or any material transferred by GENERAL to VIACELL, its affiliates or licensees, excepting any such action, suit, claim, demand or prosecution which is based solely on the negligence or reckless or intentional misconduct of GENERAL and/or its directors, trustees, employees or staff in the use of such product. Any party entitled to indemnification hereunder shall give the indemnifying party prompt notice of any covered claim, shall provide the indemnifying party with the opportunity to defend against the claim, and shall reasonably cooperate in such defense.

         9. Each party agrees that, except as required by applicable laws or regulations, it shall not use the name or logo of the other party or of any employee or staff member of the other party in any advertising, promotional material, press release or other publicity without the prior written consent of such party, which consent shall not be unreasonably withheld or delayed.

         10. Any request, notice, report, approval or other communication required or permitted under this Agreement will be in writing (except in the case of verbal communications and teleconferences updating either party as to the status of work hereunder), should be addressed as set forth below or such other address as either party may designate:

To VIACELL:          ViaCell Inc.
                     One Innovation Drive
                     Worcester, MA 01605
                     Attn:  Seth Finklestein, M.D.
                     cc:  Sharon Pick, Director of Business Development

To GENERAL:          Massachusetts General Hospital
                     Thirteenth Street, Building 149
                     Charlestown, MA 02129
                     Attn:  Director, Corporate Sponsored Research & Licensing

To Investigator:     Robert H. Brown, Jr., D. Phil, M.D.
                     Massachusetts General Hospital
                     Day Lab, MGH-East, Room 3125
                     Building 114, Navy Yard
                     Charlestown, MA 02129


11. If either party shall fail to faithfully perform any of its obligations under this Agreement, the non-defaulting party may give written notice of the default to the defaulting party. Unless such default is corrected within thirty
(30) days after such notice, the notifying party may terminate this Agreement upon written notice. Expiration or termination of this


                                       5
* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either party prior to such expiration or termination, and shall not relieve either party of any obligations that have accrued to either party prior to such expiration or termination or that survive such expiration or termination (including, without limitation, under Articles 4, 5, 6, 7, 8 and 9 of this Agreement). In addition, following expiration or termination of this Agreement, at VIACELL's request, GENERAL shall return to VIACELL or destroy, as instructed by VIACELL, the ViaCell Proprietary Materials and ViaCell Confidential Information.

         12. Neither party shall assign this Agreement or any rights hereunder without the prior written consent of the other party, except in the case of a merger, reorganization, sale of substantially all assets or other "change in control" transaction. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

         13. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, regardless of the choice of law rules of any jurisdiction.

IN WITNESS WHEREOF, GENERAL and VIACELL have caused this instrument to be executed.

VIACELL, INC.                    THE GENERAL HOSPITAL CORPORATION

BY:  /s/ Seth Finklestein        BY:  /s/ Marie Lossky
   -----------------------           ---------------------------------------

NAME   Seth Finklestein          NAME:  Marie Lossky
      -------------------              -------------------------------------

TITLE:   VP, Neuroscience        TITLE:   Industry Agreement Manager
      -------------------              -------------------------------------

DATE:  1/2/01                    DATE:      12/18/01
      ------------------              --------------------------------------


I have read Paragraphs 5, 6 and 7 of the foregoing Agreement and agree to comply with the obligations of the Principal Investigator/Investigators stated therein. In addition, I have read Appendix C and agree to comply with the obligations of GENERAL stated therein.

                                         /s/ Robert Brown
                                      -----------------------------

                                      NAME:  Dr. Robert Brown

                                      DATE:        12/20/01
                                           ------------------------


                                       6
* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                   APPENDIX A

         PROPOSAL FOR ADMINISTRATION OF HUMAN UMBILICAL CORD BLOOD CELLS
                        IN AMYOTROPHIC LATERAL SCLEROSIS

                                  submitted by:

                          Robert H. Brown, Jr., M.D.
                          Day Lab, MGH-East, Room 3125
                          Building 114, Navy Yard
                          Charlestown, MA 02129
                          Ph:  617-726-5750
                          Fx:  617-726-8543
                          Em: brown@helix.mgh.harvard.edu


                                       to:

                             Seth Finklestein, M.D.
                                  Viacell, Inc.
                                 DRAFT 10-10-01

                                       1
* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                       [*]

        9 pages omitted pursuant to a request for confidential treatment



                                       2
* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                   APPENDIX B

                                      [*]

        4 pages omitted pursuant to a request for confidential treatment





















                                       2

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                   APPENDIX C

                            CONFIDENTIAL INFORMATION

         It is anticipated that in the performance of the Project, the parties will be provided with or given access to certain information of the other party which that party considers proprietary. The rights and obligations of the parties with respect to such information are as follows:

1. CONFIDENTIAL INFORMATION. For purposes of this Agreement, the term "Confidential Information" shall mean any confidential or proprietary scientific, technical, trade or business information given by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement. The Receiving Party shall use the Confidential Information of the Disclosing Party only in accordance with the activities contemplated by this Agreement and shall use its reasonable efforts to not disclose to any third party any Confidential Information of the Disclosing Party, without the prior written consent of the Disclosing Party. The foregoing obligation shall survive the expiration or termination of this Agreement for a period of five (5) years. This obligation shall not apply to Confidential Information that:

         (a) is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party to the Receiving Party, as documented by business records;
         (b) at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the Receiving Party;
         (c) is subsequently disclosed to the Receiving Party by a third party who has the right to make such disclosure;
         (d) is developed by the Receiving Party independently of proprietary information or other information received from the Disclosing Party and such independent development can be properly demonstrated by the Receiving Party; or
         (e) is required to be disclosed by law or court order, provided that notice is promptly delivered to the Disclosing Party in order to provide an opportunity to seek a protective order or other similar order with respect to such proprietary information and thereafter the Receiving Party discloses only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the Disclosing Party.





                                       3
* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.